"Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2."


                         AMENDMENT TO AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into as of this 30th day of August 1996, by and between Ramtron International Corporation ("Ramtron"), a Delaware corporation having its principal office at 1850 Ramtron Drive, Colorado Springs, Colorado 80921, USA, and Fujitsu Limited ("Fujitsu"), a Japanese corporation having its registered office at 1015 Kamikodanaka Nakahara-ku, Kawaski-shi, Kanagawaken 211, Japan.

                                  RECITALS

A. Ramtron and Fujitsu entered into that certain FRAM Technology License Agreement executed by Ramtron on December 6, 1995 and by Fujitsu on December 19, 1995 (the "Agreement") pursuant to which Ramtron licensed to Fujitsu certain of its proprietary ferroelectric technology for the design, development, manufacture and sale of products based upon such ferroelectric technology.

B. Ramtron and Fujitsu entered into a non-binding Memorandum of Understanding dated December 19, 1995 (the "MOU"), wherein Ramtron and Fujitsu expressed their mutual interest of cooperation concerning amending the Agreement to provide Fujitsu the license to design, manufacture and sell products containing embedded ferroelectric memory.

C. Ramtron and Fujitsu established the scope of work required to attain the objectives of the MOU. This scope of work is set forth in Exhibit A-1, which is attached hereto.

NOW, THEREFORE, Ramtron and Fujitsu agree as follows:

1. Definitions. Defined terms used herein shall have the meanings ascribed to such terms in the Agreement, unless otherwise provided herein. In addition, the following terms shall be defined as follows:

     "Embedded FRAM Products" means standard nonvolatile ferroelectric semiconductor memory monolithically combined with other control logic or electronic functionality.

2. Section 1.6 (Definition of FRAM Product) is hereby amended to include the following sentence:

     FRAM Products include devices with only memory array and associated memory array control logic.

3. Section 4.1.1 (Grant of License) of the Agreement is hereby amended to include the following:

     Subject to the terms and conditions set forth herein, Ramtron hereby grants to Fujitsu a royalty-bearing, non-exclusive, non-transferable, worldwide, perpetual license to use the Ramtron Technology, Ramtron Intellectual Property Rights and/or Ramtron's Improvements to design, develop, manufacture, make, sale, use, lease and transfer and other disposition of Embedded FRAM Products. It is expressly agreed, however, that Fujitsu is not granted a right to design, manufacture and/or sell Embedded FRAM Products in any applications involving radio frequency identification devices.

4. Section 5.1.1 (Lump Sum Payment) is hereby amended to include the following:

     (d)  Amendment Execution Fee.  Within   **    days after   **   ,
          Fujitsu shall pay Ramtron   **   ;

     (e)  **   Evaluation Fee.  Within   **   days after completion of the
             **   , as defined in Exhibit A-1, Fujitsu shall pay Ramtron an
          additional   **   ; and

     (f)  Embedded Memory   **   Fee.  Within   **   days after completion of
          the first   **   .  Fujitsu shall pay Ramtron an additional   **   .


5.  Section 5.2 (Royalty Payments) shall be amended to include the following:

     5.2.4 Fujitsu shall pay Ramtron a royalty on all Embedded FRAM Products based upon and/or which use the FRAM Technology, Ramtron's IPR, and
     Ramtron Improvements made thereto and sold by Fujitsu   **
     upon the first sale by Fujitsu of Embedded FRAM Products in an (i) amount
     equal to   **                                                  .  Any
     dispute regarding the application of the royalty formula above or the classification of product according to FRAM Products or Embedded FRAM Products shall be resolved by the parties on a product by product basis by the parties in good faith.

6. Section 6.1 (OEM/Foundry Agreement) of the Agreement shall be amended to include the following:

     Ramtron shall have the capacity rights to all Embedded FRAM Products based upon a Fujitsu design, joint design or Ramtron design. The parties shall start to negotiate a definitive OEM/Foundry Agreement, which shall be completed concurrent with Fujitsu's election rights as set forth in
     Article III or prior to the availability of engineering samples of Embedded FRAM Products, whichever comes first. The OEM/Foundry Agreement shall contain the material terms and conditions set forth in this Section
     6.1 and Section 6.2 below.  Ramtron shall have the right to purchase
     Embedded FRAM Products from Fujitsu in an amount equal to   **       of
     Fujitsu's monthly Embedded FRAM Products manufacturing capacity or **
                 wafers per month of Embedded FRAM Products,   **          ,
     once Fujitsu first achieves manufacturing output of at least **
           wafers per month. However, Fujitsu shall have the option to reject Ramtron's capacity rights for particular custom products (i.e., Fujitsu design), provided that Fujitsu is required to manufacture no more than **
                Ramtron designs to the extent the total quantities of Embedded FRAM Products based upon Ramtron's design, Fujitsu's design or a joint design do not exceed in any event Ramtron's total capacity rights
     hereunder.   Ramtron's capacity rights for such Embedded FRAM Products
     shall **                                                           .
     Ramtron shall provide Fujitsu with a one (1) year advance, rolling purchase forecast and a six (6) month advance, rolling purchase commitment. Royalty payment shall not apply to the Embedded FRAM Products sold by Fujitsu to Ramtron.

7. Section 6.2 (Sales Price to Ramtron) shall be amended to include the following:

     In addition, packaged Embedded FRAM Products shall be sold to Ramtron at
     **                                                            .

     **                                    .  The parties will periodically
     review pricing of FRAM Products and Embedded FRAM Products, recognizing the requirement of Ramtron and Fujitsu each to derive reasonable profit margins from the sale of their products. However, if Fujitsu reasonably requests to change the price of FRAM Products and Embedded FRAM Products for the purpose of avoiding "dumping" under the anti-dumping laws, both parties shall discuss such price change in good faith.

8. Sections 10.7, 10.8 and 10.9 replace all occurrences of "FRAM Products" with "FRAM Products and/or Embedded FRAM Products."

9. MOU. Ramtron and Fujitsu signed an MOU dated December 19, 1995. The parties agrees that this Amendment renders the MOU null and void.

10. No Other Changes. Except as expressly stated above, this Amendment does not otherwise amend the Agreement, and the Agreement shall remain in full force and effect, as amended hereby.

EXECUTED as of the day and year first above written.

RAMTRON INTERNATIONAL CORPORATION          FUJITSU LIMITED


BY:  /S/ Greg B. Jones                    BY:  /S/ Ryusuke Hoshikawa
NAME: Greg B. Jones                       NAME:  Ryusuke Hoshikawa
TITLE: President and COO                  TITLE:  Member of the Board
                                                  and Group President
                                                  Logic LSI Group

                     EXHIBIT A-1 TO AMENDMENT TO AGREEMENT


I.  Scope:

Co-development of embedded logic devices integrating memory macros based on Ramtron's proprietary FRAM (registered trademark) technology with Fujitsu's microcontrollers. This document outlines the responsibilities to be borne by Ramtron in the context of developing the first two generations of such FRAM (registered trademark)-embedded logic devices.

II.  Co-Development Schedule:

First Generation Device
   **
   Tape Out:   **
   First Silicon:   **
   Evaluation Period:   **

Second Generation Device
   **
   Tape Out:   **
   First Silicon:   **
   Evaluation Period:   **

III.  Ramtron's Responsibilities by Functional Area:

A.  Design:
1.  Deliver Existing   **   macro and documentation, to include:
       **
       **
       **
       **
       **
       **
       **

2.  Review of Fujitsu   **   MCU; concentration on FRAM (registered
    trademark) integration challenges posed by MCU:
       **
       **
       **

3.  Revise    **    core/macro to provide compatibility with MCU
    process and device constraints.

4.  Provide sufficient information and/or layout resources to allow
    integration of Ramtron's   **   .

5.  Provide comprehensive itemization of requirements and constraints for
       **   , to include:
       **
       **
       **
       **
       **
       **
       **
       **

6.  Conduct up to   **   design reviews for the   **   , with focus on  **  .

7.  Determine/document advantages and challenges of   **   .

8.  Conduct up to   **   design reviews for the   **   , with focus on
    architecture and layout of   **   .

B.  Process:

1.  Review and optimize   **   process flow based on Ramtron's historical data
    for the   **   .

2.  Provide partial processing of   **   devices through ferroelectric
    materials   **   .

3.  Identify options for execution of FRAM (registered trademark)-compatible
       **    processes, to include:
          **
          **
          **

C.  Materials Development/Characterization:

1.  Perform ferroelectric   **   structure evaluation   **   .

2.  Conduct ferroelectric   **   and   **   studies to quantify the
    impact of   **   .  As necessary and appropriate, evaluate materials
    modifications to improve FRAM (registered trademark) performance in
       **   applications.

D.  Product Engineering:

1.  Characterize the performance of the embedded FRAM (registered trademark)
    macro, exploiting the   **   .  Identify sources of operational
    marginality and propose countermeasures for incorporation into future
    devices   **    .

    "Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2."